Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectuses and in the Statements of Additional Information which are incorporated by reference in this Post-Effective Amendment No. 17 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 23, 1996 relating to the financial statements and financial highlights of Municipal Bond Fund, Fixed Income Fund, Short-Term Municipal Bond Fund, Short-Term Fixed Income Fund, Smaller Companies Fund, International Equity Fund, European Equity Fund, International Small Cap Equity Fund, European Small Cap Equity Fund, Emerging Markets Equity Fund, Global Fixed Income Fund, International Fixed Income Fund and Emerging Markets Debt Fund (comprising Morgan Grenfell Investment Trust), which are incorporated by reference in such Statements of Additional Information. We also consent to the references to us under the headings "Financial Statements" and "Independent Accountants" in such Statements of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectuses.



/s/ Price Waterhouse LLP
------------------------
PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036


June 20, 1997